UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2007

NorAm Capital Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-2661	13-1946181

(State or other jurisdiction of	(Commission File Number) incorporation)	(I.R.S. Employer Identification No.)

P.O. Box 9250, Dallas, Texas		75209

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 886-6726

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.

Changes in Registrant’s Certifying Accountant

(a)

On September 24, 2007, the Registrant dismissed Whitley Penn, LLP as its independent registered public accounting firm. The reports of Whitley Penn, LLP on the Registrant’s financial statements for the fiscal years ended September 30, 2006 and 2005 did not contain an adverse opinion, or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Registrant does not have an audit committee; the Registrant’s Board of Directors approved the decision to change accountants. During the Registrant’s two most recent fiscal years and through September 24, 2007, there were no disagreements with Whitley Penn, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Whitley Penn, LLP would have caused it to make reference to such disagreement in its reports.

(b)

The Registrant engaged Lightfoot Guest Moore & Co., P.C. to act as its new independent registered public accounting firm, effective September 25, 2007. During the two most recent fiscal years and through September 24, 2007, the Registrant has not consulted Lightfoot Guest Moore & Co., P.C. on items which (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or involved the type of audit opinion that might be rendered on the Registrant’s financial statements or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B).

ITEM 9.

Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not Applicable

(b)

Not Applicable

(c)

Exhibits

16.1.       Letter from Whitley Penn, LLP, dated September 26, 2007, addressed to the Securities and Exchange Commission in compliance with Item 304 of Regulation S-B.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORAM CAPITAL HOLDINGS, INC.

Dated: September 26, 2007	By: Name:	/s/ Anthony J. Renteria Anthony J. Renteria
	Title:	Principal Executive Officer and Director

Dated: September 26, 2007	By: Name:	/s/ Daniel M. Cofall Daniel M. Cofall
	Title:	Principal Financial Officer and Director

Exhibit Index

Exhibit
Number	Description

16.1.	Letter from Whitley Penn, LLP, dated September 26, 2007, addressed to the Securities and Exchange Commission in compliance with Item 304 of Regulation S-B.